                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated February 23, 2001 accompanying the consolidated financial statements of Health Fitness Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement (Form S-8) of the aforementioned report.



/s/ GRANT THORNTON LLP



Minneapolis, Minnesota
August 15, 2001